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                                                                 EXHIBIT (a)(13)


                                   CERTIFICATE

                                 NORTHERN FUNDS

            AMENDMENT NO. 12 TO AGREEMENT AND DECLARATION OF TRUST

            Pursuant to Section 7.3 of the Agreement and Declaration of Trust dated October 12, 1993 (the "Declaration") of Northern Funds (the "Trust"), the undersigned, being a majority of the Trustees of the Trust, certify that the following amendment to the Declaration was duly adopted by the Trustees at a meeting held on November 18, 1998:

                        RESOLVED, that the Agreement and Declaration of Trust
            dated October 12, 1993 of Northern Funds, as amended to date, be, and hereby is, further amended to change the designation and name of the Initial Class of "High Yield Tax-Exempt Fund Shares" to "High Yield Municipal Fund Shares."

            WITNESS our hands as of this 18th day of November, 1998.

/s/ Silas S. Cathcart                     /s/ Wesley M. Dixon, Jr.
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      Silas S. Cathcart                         Wesley M. Dixon, Jr.

/s/ James W. Cozad                        /s/ William J. Dolan, Jr.
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      James W. Cozad                            William J. Dolan, Jr.

/s/ Raymond E. George, Jr.                /s/ Michael E. Murphy
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      Raymond E. George, Jr.                    Michael E. Murphy

/s/ Honey Jacobs Skinner
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      Honey Jacobs Skinner